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                                                                         EXHIBIT

                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.


Dated: February 11, 2000

                                          PETROLEUM GEO-SERVICES ASA

                                          By: /s/ WILLIAM E. HARLAN
                                             ------------------------------
                                             Name: William E. Harlan
                                             Title: Vice President,
                                                    Chief Accounting Officer
                                                    and Controller

                                          SEISMIC ENERGY HOLDINGS, INC.


                                          By: /s/ WILLIAM E. HARLAN
                                             ------------------------------
                                             Name: William E. Harlan
                                             Title: Vice President



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